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                                 EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 20, 2001 included in GlycoGenesys, Inc.'s (formerly SafeScience, Inc.) Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen, LLP
ARTHUR ANDERSEN LLP
Boston, Massachusetts
November 9, 2001

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